As filed with the Securities and Exchange Commission on March 10, 2004
Registration No. 333-112221

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2419677
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2299 Busse Road Elk Grove Village, Illinois 60007 (847) 593-2300 (Address, including zip code, and telephone number, including area code, of principal executive offices)	MICHAEL J. VALENTINE
Executive Vice President Finance,
Chief Financial Officer and Secretary
John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007
(847) 593-2300
(Name, address, including ZIP code and telephone number,
including area code, of agent for service)

Copies of Communications to:

Jerry J. Burgdoerfer, Esq. Edward J. Neveril, Esq. Jenner & Block LLP One IBM Plaza Chicago, Illinois 60611 (312) 222-9350	Michael J. Kendall, P.C. Michael S. Turner, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-112221) filed by John B. Sanfilippo & Son, Inc., a Delaware corporation, is being filed for the purpose of filing the exhibits omitted from the Registration Statement on Form S-3, which include Exhibit 1.1, Form of Underwriting Agreement, Exhibit 5.1, Opinion of Jenner & Block LLP, Exhibit 10.35, Request for Waiver and Restriction on Transfer, dated as of January 22, 2004, by and between the Company and each of the holders of Class A common stock of the Company and Exhibits 10.36 through 10.45, Letter Agreement, dated January 21, 2004 by and between the Company and each holder of Class A stock of the Company that is a selling stockholder under the Registration Statement.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

      Please see the Exhibit Index immediately following the signature page.

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elk Grove Village, State of Illinois, on March 10, 2004.

JOHN B. SANFILIPPO & SON, INC.

By:	/s/ MICHAEL J. VALENTINE

Michael J. Valentine
Chief Financial Officer

      Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jasper B. Sanfilippo	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2004

* Mathias A. Valentine	President and Director	March 10, 2004

/s/ MICHAEL J. VALENTINE Michael J. Valentine	Executive Vice President Finance, Chief Financial Officer and Director (Principal Financial Officer)	March 10, 2004

* William R. Pokrajac	Vice President Finance (Principal Accounting Officer)	March 10, 2004

* Jim Edgar	Director	March 10, 2004

* John. W. A. Buyers	Director	March 10 , 2004

Signature	Title	Date

* Timothy R. Donovan	Director	March 10, 2004

* Jeffrey T. Sanfilippo	Executive Vice President Sales and Marketing and Director	March 10, 2004

* Jasper B. Sanfilippo, Jr.	Executive Vice President Operations and Director	March 10, 2004

* By: /s/ MICHAEL J. VALENTINE Michael J. Valentine Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement
4.1	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 33-43353) and incorporated herein by reference)
5.1	Opinion of Jenner & Block LLP
10.36	Request for Waiver and Restriction on Transfer, dated January 22, 2004, by and between John B. Sanfilippo & Son, Inc. and each holder of the Registrant’s Class A common stock
10.37	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Mathias A. Valentine
10.38	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Michael J. Valentine, Trustee of the Michael J. Valentine Trust
10.39	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Michael J. Valentine, Trustee of the James Valentine Trust
10.40	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Michael J. Valentine, Trustee of the Mary Jo Carroll Trust
10.41	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Marian Sanfilippo, Trustee of the John E. Sanfilippo Irrevocable Trust Agreement Dated 10/08/96
10.42	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Marian Sanfilippo, Trustee of the James J. Sanfilippo Irrevocable Trust Agreement Dated 10/08/96
10.43	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Marian Sanfilippo, Trustee of the Jeffrey T. Sanfilippo Irrevocable Trust Agreement Dated 10/08/96
10.44	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Marian Sanfilippo, Trustee of the Lisa Sanfilippo Irrevocable Trust Agreement Dated 1/21/93
10.45	Letter Agreement, dated January 21, 2004, by and between John B. Sanfilippo & Son, Inc. and Marian Sanfilippo, Trustee of the Jasper B. Sanfilippo Irrevocable Trust Agreement Dated 10/08/96
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1)
24.1	Power of Attorney*

*	Previously filed.